EXHIBIT 23.1



                        INDEPENDENT ACCOUNTANTS' CONSENT


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Gentle Dental Service Corporation of our report dated November 8, 1996 relating to the financial statements of Gentle Dental Service Corporation, of our report dated September 17, 1996 relating to the financial statements of Scott Campbell, DDS, P.S., and of our report dated September 17, 1996 relating to the financial statements of Peter A. Vermeulen, D.D.S., P.S. (dba Pinehurst Dental Clinic), which appear on page F-2, page F-25, and page F-33, respectively, of the Prospectus constituting part of Gentle Dental Service Corporation's Registration Statement on Form SB-2 (File No. 333-13529), and of our report dated February 28, 1997 relating to the financial statements of Gentle Dental Service Corporation, which appears in Gentle Dental Service Corporation's Special Report on Form 10-KSB for the year ended December 31, 1996.




PRICE WATERHOUSE LLP
April 15, 1997